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                                                                      EXHIBIT 23

                              CAMBREX CORPORATION

                              ACCOUNTANTS' CONSENT

Cambrex Corporation:

     We consent to the incorporation by reference in the registration statements of Cambrex Corporation on Forms S-8 (File Nos. 33-22017, 33-21374, 33-37791, 33-81780, and 33-81782) of our report dated January 16, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cambrex Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
March 17, 1998